Exhibit 99

CACI Reports Results for Its Fiscal 2015 Second Quarter

Record second quarter contract awards of $1.88 billion, up 162 percent

Record backlog of $9.8 billion, up 29 percent

Reiterates FY15 annual guidance

ARLINGTON, Va.--(BUSINESS WIRE)--January 28, 2015--CACI International Inc (NYSE: CACI), a leading information solutions and services provider to the federal government, announced results today for its second fiscal quarter ended December 31, 2014.

CEO Commentary and Outlook

Ken Asbury, CACI’s President and CEO, said, “Our results for the second quarter were in line with our expectations. We received record contract awards for the quarter, solid contract funding, and our backlog grew significantly as we continued to execute our strategy of winning business and delivering operational excellence. We also completed the substantial ramp-up associated with the significant growth of our background investigation work for the Office of Personnel Management (OPM). While the associated costs materially impacted our operating and net income for the quarter, we are reiterating our FY15 guidance as we will see the benefit of these investments in the second half of the year, in particular our fourth quarter.

“We are confident in our competitive position and our ability to continue to meet the needs of our customers through the delivery of our innovative, affordable solutions and services. The first half of our fiscal year has provided us with a solid foundation for a strong finish in FY15 which gives us confidence in reiterating our guidance.”

Second Quarter Results

(in millions except per-share data)	Q2, FY15	Q2, FY14	% Change
Revenue	$815.4	$894.2	-8.8%
Operating income	$47.5	$66.5	-28.5%
Net income attributable to CACI	$24.6	$35.0	-29.5%
Diluted earnings per share	$1.01	$1.38	-26.7%

Revenue for the second quarter of Fiscal Year 2015 (FY15) decreased 8.8 percent compared to the second quarter of Fiscal Year 2014 (FY14). The decline in revenue was primarily due to a reduction of other direct costs resulting from in-theater reductions and federal government budget-related activities that were partially offset by increased direct labor. The decrease in operating and net income in the quarter was driven by start-up costs associated with the growth of background investigation work for the Office of Personnel Management (OPM). The lesser decrease in diluted earnings per share as compared to the decrease in net income was due to fewer diluted shares as a result of paying off our convertible notes in May 2014.

For the second quarter Six3 generated $91 million of revenue. For calendar year 2014 the Six3 acquisition generated 5 percent accretion in GAAP earnings per share and 13 percent in diluted adjusted earnings per share, excluding transaction expenses.

Additional Financial Metrics

	Q2, FY15	Q2, FY14	% Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$64.7	$83.2	-22.3%
Diluted adjusted earnings per share, a non-GAAP measure	$1.54	$2.05	-24.8%
Days sales outstanding	67	67

Second Quarter Awards and Contract Funding Orders

Our contract awards were $1.88 billion in the second quarter of FY15, 162 percent higher than the $717 million of contract awards in the second quarter of FY14. Approximately 50 percent of our awards in the quarter were new business.

Contract funding orders in the second quarter were $571 million compared with $599 million in the year earlier quarter. Our total backlog at December 31, 2014 was $9.8 billion. Funded backlog at December 31, 2014 was $1.9 billion.

Second Quarter Highlights and Recognition

  CACI entered into a cooperative partnership with Appcelerator® that will enable customers, particularly in the Department of Defense and the Intelligence Community, to rapidly develop and deploy secure smartphone and tablet apps at lower development cost. The partnership of CACI and Appcelerator will provide an end-to-end solution set to deliver secure, reliable, and cost-effective mobile apps to support federal agencies’ critical missions.
  In December CACI appointed Jerry Briggs, former Chief Operating Officer, Health & Public Service North America of Accenture, the world’s largest consulting firm, as Executive Vice President and Business Group Manager of Healthcare, Litigation & Enterprise IT. Mr. Briggs is an experienced industry veteran who for 30 years led a $3 billion dollar healthcare and public service business and brings a strong track record of profitable growth in federal services. He will continue CACI’s aggressive expansion in the healthcare sector.
  Executive Chairman and Chairman of the Board Dr. J.P. (Jack) London was named one of the “100 Most Influential People in Business Ethics” for 2014 by the Ethisphere Institute. The annual list recognizes people who have made a positive material impact on the world of business ethics. Dr. London’s inclusion in this list underscores CACI’s commitment to ethics and integrity in delivering our services and solutions to our customers.

Six Months Results

	Six Months,	Six Months,
(in millions except per-share data)	FY15	FY14	% Change
Revenue	$1,630.1	$1,758.5	-7.3%
Operating income	$107.6	$127.6	-15.7%
Net income attributable to CACI	$55.8	$68.0	-17.9%
Diluted earnings per share	$2.30	$2.71	-15.0%

Revenue decreased 7.3 percent compared to revenue for the first half of FY14 due to reductions in subcontract labor and other direct costs resulting from in-theater reductions and federal government budget-related activities. The decrease in operating and net income in the first half of FY15 was due primarily to start-up costs associated with the significant growth of background investigation work for OPM. The lesser decrease in diluted earnings per share as compared to the decrease in net income was due to fewer diluted shares as a result of paying off our convertible notes in May 2014. Net cash provided by operations in the first half of FY15 was $93.3 million.

Additional Financial Metrics

	Six Months,	Six Months,
	FY15	FY14	% Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$141.9	$157.4	-9.8%
Diluted adjusted earnings per share, a non-GAAP measure	$3.35	$3.85	-13.1%

CACI Reiterates Its FY15 Guidance

We are reiterating the FY15 guidance we issued on October 29, 2014. The table below summarizes our FY15 guidance ranges and represents our views as of January 28, 2015:

FY 2015
(In millions except for tax rate and earnings per share)	Guidance
Revenue	$3,300 - $3,600
Net income attributable to CACI	$125 - $135
Effective corporate tax rate	38.1%
Diluted earnings per share	$5.14 - $5.56
Diluted weighted average shares	24.3

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, January 29, 2015 during which members of our senior management team will be making a brief presentation focusing on second quarter results and operating trends followed by a question-and-answer session. You can listen to the conference call and view the accompanying exhibits over the Internet by logging on to our homepage, www.caci.com, at the scheduled time, or you may dial 877-303-9143 and enter the confirmation code 45343421. A replay of the call will also be available over the Internet and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Info button.

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian customers. A Fortune magazine World’s Most Admired Company in the IT Services industry, CACI is a member of the Fortune 1000 Largest Companies, the Russell 2000 Index, and the S&P SmallCap 600 Index. CACI provides dynamic careers for over 16,300 employees in 120 offices worldwide. Visit www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: actual revenue and earnings realized by Six3 Systems, and the performance of the Six3 Systems business; regional and national economic conditions in the United States and globally; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011 and the Bipartisan Budget Act of 2013; changes in budgetary priorities or in the event of a priority need for funds, such as homeland security; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Financial

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	12/31/2014	12/31/2013	% Change	12/31/2014	12/31/2013	% Change
Revenue	$815,423	$894,186	-8.8%	$1,630,149	$1,758,451	-7.3%
Costs of revenue
Direct costs	546,694	606,672	-9.9%	1,083,298	1,208,094	-10.3%
Indirect costs and selling expenses	204,406	204,830	-0.2%	405,233	393,540	3.0%
Depreciation and amortization	16,795	16,230	3.5%	34,031	29,181	16.6%
Total costs of revenue	767,895	827,732	-7.2%	1,522,562	1,630,815	-6.6%
Operating income	47,528	66,454	-28.5%	107,587	127,636	-15.7%
Interest expense and other, net	8,600	9,456	-9.1%	17,680	16,844	5.0%
Income before income taxes	38,928	56,998	-31.7%	89,907	110,792	-18.9%
Income taxes	14,292	22,088	-35.3%	34,014	42,490	-19.9%
Net income	24,636	34,910	-29.4%	55,893	68,302	-18.2%
Noncontrolling interest	6	52		(121)	(348)
Net income attributable to CACI	$24,642	$34,962	-29.5%	$55,772	$67,954	-17.9%

Basic earnings per share	$1.03	$1.49	-30.9%	$2.35	$2.91	-19.2%
Diluted earnings per share	$1.01	$1.38	-26.7%	$2.30	$2.71	-15.0%

Weighted average shares used in per share computations:
Basic	23,890	23,433		23,728	23,374
Diluted	24,314	25,297		24,210	25,066

Statement of Operations Data (Unaudited)
	Quarter Ended			Six Months Ended
	12/31/2014	12/31/2013	% Change	12/31/2014	12/31/2013	% Change
Operating income margin	5.8%	7.4%		6.6%	7.3%
Tax rate	36.7%	38.7%		37.9%	38.5%
Net income margin	3.0%	3.9%		3.4%	3.9%

EBITDA*	$64,657	$83,248	-22.3%	$141,904	$157,401	-9.8%
EBITDA Margin	7.9%	9.3%		8.7%	9.0%

Adjusted net income*	$37,411	$51,770	-27.7%	$81,002	$96,485	-16.0%
Diluted adjusted earnings per share	$1.54	$2.05	-24.8%	$3.35	$3.85	-13.1%

*See Reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization and to Adjusted Net Income on page 10.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	12/31/2014	6/30/2014
ASSETS:
Current assets
Cash and cash equivalents	$30,874	$64,461
Accounts receivable, net	619,332	615,580
Prepaid expenses and other current assets	63,838	55,808
Total current assets	714,044	735,849

Goodwill and intangible assets, net	2,389,849	2,418,979
Property and equipment, net	63,611	68,485
Other long-term assets	132,871	135,825
Total assets	$3,300,375	$3,359,138

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$41,563	$41,563
Accounts payable	90,628	55,811
Accrued compensation and benefits	172,247	183,361
Other accrued expenses and current liabilities	121,394	141,852
Total current liabilities	425,832	422,587

Long-term debt, net of current portion	1,123,822	1,238,728
Other long-term liabilities	346,444	338,657
Total liabilities	1,896,098	1,999,972

Shareholders' equity	1,404,277	1,359,166
Total liabilities and shareholders' equity	$3,300,375	$3,359,138

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Six Months Ended
	12/31/2014	12/31/2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$55,893	$68,302
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	34,031	29,181
Non-cash interest expense	-	6,769
Amortization of deferred financing costs	1,378	5,245
Stock-based compensation expense	6,194	5,785
Provision for deferred income taxes	15,355	14,957
Undistributed earnings of unconsolidated joint ventures	(407)	(947)
Changes in operating assets and liabilities
Accounts receivable, net	(7,443)	(6,178)
Prepaid expenses and other assets	630	(6,504)
Accounts payable and accrued expenses	16,543	(49,913)
Accrued compensation and benefits	(9,945)	(21,816)
Income taxes receivable and payable	(18,318)	(4,545)
Other liabilities	(635)	4,241
Net cash provided by operating activities	93,276	44,577

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(7,330)	(7,143)
Purchases of businesses, net of cash acquired	-	(835,684)
Investment in unconsolidated joint venture	460	-
Other	636	(893)
Net cash used in investing activities	(6,234)	(843,720)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings under credit facilities	(115,528)	836,778
Proceeds from employee stock purchase plans	1,745	1,849
Repurchases of common stock	(1,776)	(1,884)
Payment of taxes for equity transactions	(6,401)	(7,936)
Other	2,600	3,026
Net cash (used in) provided by financing activities	(119,360)	831,833
Effect of exchange rate changes on cash and cash equivalents	(1,269)	1,146
Net (decrease) increase in cash and cash equivalents	(33,587)	33,836
Cash and cash equivalents, beginning of period	64,461	64,337
Cash and cash equivalents, end of period	$30,874	$98,173

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2014		12/31/2013		$ Change	% Change
Department of Defense	$548,160	67.2%	$650,303	72.7%	$(102,143)	-15.7%
Federal Civilian Agencies	213,378	26.2%	186,875	20.9%	26,503	14.2%
Commercial and other	53,885	6.6%	57,008	6.4%	(3,123)	-5.5%
Total	$815,423	100.0%	$894,186	100.0%	$(78,763)	-8.8%

	Six Months Ended
(dollars in thousands)	12/31/2014		12/31/2013		$ Change	% Change
Department of Defense	$1,102,458	67.6%	$1,267,952	72.1%	$(165,494)	-13.1%
Federal Civilian Agencies	421,623	25.9%	383,028	21.8%	38,595	10.1%
Commercial and other	106,068	6.5%	107,471	6.1%	(1,403)	-1.3%
Total	$1,630,149	100.0%	$1,758,451	100.0%	$(128,302)	-7.3%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2014		12/31/2013		$ Change	% Change
Cost reimbursable	$376,197	46.1%	$443,125	49.5%	$(66,928)	-15.1%
Fixed price	294,239	36.1%	274,273	30.7%	19,966	7.3%
Time and materials	144,987	17.8%	176,788	19.8%	(31,801)	-18.0%
Total	$815,423	100.0%	$894,186	100.0%	$(78,763)	-8.8%

	Six Months Ended
(dollars in thousands)	12/31/2014		12/31/2013		$ Change	% Change
Cost reimbursable	$750,339	46.0%	$864,135	49.1%	$(113,796)	-13.2%
Fixed price	586,349	36.0%	536,728	30.5%	49,621	9.2%
Time and materials	293,461	18.0%	357,588	20.4%	(64,127)	-17.9%
Total	$1,630,149	100.0%	$1,758,451	100.0%	$(128,302)	-7.3%

Revenue Received as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2014		12/31/2013		$ Change	% Change
Prime	$726,310	89.1%	$805,235	90.1%	$(78,925)	-9.8%
Subcontractor	89,113	10.9%	88,951	9.9%	162	0.2%
Total	$815,423	100.0%	$894,186	100.0%	$(78,763)	-8.8%

	Six Months Ended
(dollars in thousands)	12/31/2014		12/31/2013		$ Change	% Change
Prime	$1,452,289	89.1%	$1,577,994	89.7%	$(125,705)	-8.0%
Subcontractor	177,860	10.9%	180,457	10.3%	(2,597)	-1.4%
Total	$1,630,149	100.0%	$1,758,451	100.0%	$(128,302)	-7.3%

Selected Financial Data (Continued)

Contract Funding Orders Received (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2014	12/31/2013	$ Change	% Change
Contract Funding Orders	$570,753	$598,748	$(27,995)	-4.7%
	Six Months Ended
(dollars in thousands)	12/31/2014	12/31/2013	$ Change	% Change
Contract Funding Orders	$1,920,649	$1,909,320	$11,329	0.6%

Direct Costs by Category (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2014		12/31/2013		$ Change	% Change
Direct labor	$257,275	47.1%	$244,907	40.4%	$12,368	5.1%
Other direct costs	289,419	52.9%	361,765	59.6%	(72,346)	-20.0%
Total direct costs	$546,694	100.0%	$606,672	100.0%	$(59,978)	-9.9%

	Six Months Ended
(dollars in thousands)	12/31/2014		12/31/2013		$ Change	% Change
Direct labor	$515,394	47.6%	$493,681	40.9%	$21,713	4.4%
Other direct costs	567,904	52.4%	714,413	59.1%	(146,509)	-20.5%
Total direct costs	$1,083,298	100.0%	$1,208,094	100.0%	$(124,796)	-10.3%

Selected Financial Data (Continued)

Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) and to Adjusted Net Income
(Unaudited)

The Company views EBITDA, EBITDA margin, Adjusted Net Income and Diluted Adjusted Earnings Per Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We believe Adjusted Net Income is a significant driver of long-term value and is used by investors to measure our performance. This measure in particular assists readers in further understanding our results and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our business. EBITDA is defined by us as GAAP net income attributable to CACI plus net interest expense, income taxes, and depreciation and amortization. EBITDA margin is EBITDA divided by revenue. Adjusted Net Income is defined by us as GAAP net income attributable to CACI plus stock-based compensation expense, depreciation and amortization, amortization of financing costs, and non-cash interest expense, net of related tax effects. Diluted Adjusted Earnings Per Share is Adjusted Net Income divided by diluted weighted-average shares, as reported. EBITDA and Adjusted Net Income as defined by us may not be computed in the same manner as similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Six Months Ended
(dollars in thousands)	12/31/2014	12/31/2013	% Change	12/31/2014	12/31/2013	% Change
Net income attributable to CACI	$24,642	$34,962	-29.5%	$55,772	$67,954	-17.9%
Plus:
Income taxes	14,292	22,088	-35.3%	34,014	42,490	-19.9%
Interest income and expense, net	8,928	9,968	-10.4%	18,087	17,776	1.7%
Depreciation and amortization	16,795	16,230	3.5%	34,031	29,181	16.6%
EBITDA	$64,657	$83,248	-22.3%	$141,904	$157,401	-9.8%

	Quarter Ended			Six Months Ended
(dollars in thousands)	12/31/2014	12/31/2013	% Change	12/31/2014	12/31/2013	% Change
Revenue, as reported	$815,423	$894,186	-8.8%	$1,630,149	$1,758,451	-7.3%
EBITDA	$64,657	$83,248	-22.3%	$141,904	$157,401	-9.8%
EBITDA margin	7.9%	9.3%		8.7%	9.0%

	Quarter Ended			Six Months Ended
(dollars in thousands)	12/31/2014	12/31/2013	% Change	12/31/2014	12/31/2013	% Change
Net income attributable to CACI	$24,642	$34,962	-29.5%	$55,772	$67,954	-17.9%
Plus:
Stock-based compensation	3,574	3,301	8.3%	6,194	5,785	7.1%
Depreciation and amortization	16,795	16,230	3.5%	34,031	29,181	16.6%
Amortization of financing costs	687	4,736	-85.5%	1,378	5,245	-73.7%
Non-cash interest expense	-	3,409	-100.0%	-	6,769	-100.0%
Less:
Related tax effect	(8,287)	(10,868)	-23.8%	(16,373)	(18,449)	-11.3%
Adjusted net income	$37,411	$51,770	-27.7%	$81,002	$96,485	-16.0%

	Quarter Ended			Six Months Ended
(shares in thousands)	12/31/2014	12/31/2013	% Change	12/31/2014	12/31/2013	% Change
Diluted weighted average shares, as reported	24,314	25,297		24,210	25,066
Diluted earnings per share	$1.01	$1.38	-26.7%	$2.30	$2.71	-15.0%
Diluted adjusted earnings per share	$1.54	$2.05	-24.8%	$3.35	$3.85	-13.1%

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown
Executive Vice President, Public Relations
703-841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics
Senior Vice President, Investor Relations
866-606-3471
ddragics@caci.com